Exhibit (g)(1)(p)
EXHIBIT A
     THIS EXHIBIT A, amended and restated as of July 1, 2012 is Exhibit A to that certain Custodian Services Agreement dated as of June 20, 2001 by and between The Bank of New York Mellon (formerly PFPC Trust Company) and Pacific Life Funds.
PORTFOLIOS
PL Portfolio Optimization Conservative Fund
PL Portfolio Optimization Moderate-Conservative Fund
PL Portfolio Optimization Moderate Fund
PL Portfolio Optimization Moderate-Aggressive Fund
PL Portfolio Optimization Aggressive Fund
PL Money Market Fund
PL International Value Fund
PL Short Duration Bond Fund
PL Growth LT Fund
PL Mid-Cap Equity Fund
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Small-Cap Value Fund
PL Main Street Core Fund
PL Emerging Markets Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Large-Cap Value Fund
PL Comstock Fund

PL Mid-Cap Growth Fund
PL Small-Cap Growth Fund
PL Real Estate Fund
PL Floating Rate Loan Fund
PL Income Fund
PL Floating Rate Income Fund
PL Emerging Markets Debt Fund
     IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be executed as of the day and year first above written.
THE BANK OF NEW YORK MELLON

By: Name:	/s/ William Blatchford William Blatchford
Title:	Managing Director
Agreed and Accepted:
PACIFIC LIFE FUNDS

By: Name:	/s/ Howard T. Hirakawa Howard T. Hirakawa
Title:	Vice President

By: Name:	/s/ Laurene E. MacElwee Laurene E. MacElwee
Title:	VP & Assistant Secretary